Touchstone Strategic Trust
                         Touchstone Emerging Growth Fund

                                    P R O X Y

     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES for use at a Special Meeting of Shareholders to be held at 211 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 on September 19, 2001, at [time].

     The undersigned hereby appoints Maryellen Peretzky and Terrie A. Wiedenheft, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Touchstone Emerging Growth Fund of Touchstone Strategic Trust held of record by the undersigned on the record date for the meeting, upon the following matters and upon any other matter which may come before the meeting, in their discretion.

     Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR approval of the New Sub-Advisory Agreement set forth in Proposal I.

                       (Continued and to be signed and dated on the other side.)


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THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL SET FORTH BELOW.

1. Approval of new sub-advisory agreement between Touchstone Advisors, Inc. and TCW Investment Management Company with respect to the Touchstone Emerging Growth Fund of Touchstone Strategic Trust.

        FOR  ___              AGAINST  ___           ABSTAIN  ___

2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.


RECEIPT OF NOTICE OF SPECIAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

                                       Sign here: ___________________________

                                                  ___________________________

                                       Dated:     _____________________, 2001

IMPORTANT: JOINT OWNERS MUST EACH SIGN. SIGNATURE(S) SHOULD APPEAR EXACTLY AS NAME(S) APPEARS ON PROXY. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE YOUR FULL TITLE.

PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.